EXHIBIT 23.4


June 3, 1998


To the Board of Directors of Forcenergy Inc:

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Forcenergy Inc (the "Company") pertaining to 3,850,000 shares of the Company's common stock, par value $.01 per share, of our audit letter dated February 16, 1998, our reports dated February 7, 1997 and February 9, 1996, our estimates of the net proved natural gas and oil reserves of the Company, as of January 1, 1997 and 1996, our audit of such reserves as of January 1, 1998, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates, and included in this Annual Report on Form 10-K for the year ended December 31, 1997.


                                                 COLLARINI ENGINEERING INC.




                                                 By:    /s/ Dennis Jordan
                                                        -----------------------
                                                        Dennis Jordan, P.E.
                                                        Senior Vice President